UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (925) 842-1000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 10, 2014, Chevron Corporation issued a press release announcing that on that day the Board of Directors elected Alexander B. Cummings Jr. to the Board and named Mr. Cummings to the Audit Committee, effective December 10, 2014. Also on that date, the Board approved a grant to Mr. Cummings of 987 Restricted Stock Units, which is a prorated grant of the annual restricted stock unit award granted to non-employee Directors under the Chevron Non-Employee Directors’ Equity Compensation and Deferral Plan. Mr. Cummings will also be entitled to receive the annual cash retainer for non-employee Directors, which will be prorated and paid in monthly installments of $12,500.
The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 10, 2014, the Board of Directors amended Article II Section 3 of Chevron Corporation’s By-Laws, effective December 10, 2014, to clarify that the Chairman of the Board shall be elected each year by the independent members of the Board at the Board meeting held immediately following the annual meeting of stockholders.
Item 9.01 Financial Statements and Exhibits.
 (d) Exhibits
3.1    By-Laws of Chevron Corporation, as amended on December 10, 2014
99.1    Press Release issued December 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEVRON CORPORATION
Dated: December 12, 2014	By	/S/ RICK E. HANSEN
Rick E. Hansen,
Assistant Secretary and Managing Counsel